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                                                                    Exhibit 99.2


                          DESCRIPTION OF CAPITAL STOCK

     The following description sets forth the general terms of ITC/\DeltaCom's capital stock. This description does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and our bylaws, each of which will be made available upon request.

Authorized and Outstanding Capital Stock

     Our certificate of incorporation provides that we have authority to issue 90,000,000 shares of our common stock, par value $.01 per share. At March 15, 1999, there were 51,553,197 shares of our common stock issued and outstanding.

     Our certificate of incorporation authorizes our Board of Directors from time to time and without further stockholder action to provide for the issuance of up to 5,000,000 shares of preferred stock in one or more series, of which 1,750,000 shares have been designated as Series A Convertible Preferred Stock, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As of the date hereof, our Board of Directors has not provided for the issuance of any series of preferred stock, other than the Series A Preferred Stock, and there are no agreements or understandings for the issuance of any other series of preferred stock. See "Series A Preferred Stock." At March 15, 1999, there were 1,480,771 shares of our Series A Preferred Stock issued and outstanding.

     Because of its broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, our Board of Directors could adversely affect the voting power of the holders of our common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of ITC/\DeltaCom.

Common Stock

     Voting Rights. Each holder of shares of our common stock is entitled to attend all special and annual meetings of our stockholders. In addition, each holder is entitled, together with the holders of all other classes of stock entitled to attend the special and annual meetings of our stockholders, to cast one vote for each outstanding share of common stock held upon any matter or thing, including, without limitation, the election of one or more directors, properly considered and acted upon by the stockholders.

     Liquidation Rights. The holders of our common stock and the holders of any class or series of stock entitled to participate with the holders of our common stock as to the distribution of assets in the event of any dissolution, liquidation, or winding up of ITC/\DeltaCom, whether voluntary or involuntary,
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will become entitled to participate in the distribution of any assets of
ITC/\DeltaCom remaining after ITC/\DeltaCom has paid, or provided for the payment of, all of its debts and liabilities and after ITC/\DeltaCom has paid, or set aside for payment, to the holders of any class of stock having preference over the common stock in the event of dissolution, liquidation or winding up, the full preferential amounts, if any, to which they are entitled.

     Dividends. Dividends may be paid on the common stock and on any class or series of stock entitled to participate with the common stock as to dividends on an equal per-share basis, but only when and as declared by our Board of Directors. ITC/\DeltaCom has never paid cash dividends, and the terms of the indentures pursuant to which our senior notes have been issued and our revolving credit facility restrict the payment of dividends in the future.

     No holder of our common stock has any preemptive right to subscribe for any of our securities, nor does any holder of our common stock have conversion rights. The rights, privileges, preferences and priorities of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of our Series A Preferred Stock and shares of any series of Preferred Stock which we may designate and issue in the future. See "Description of Preferred Stock."

Some Important Charter and Statutory Provisions

     Our certificate of incorporation provides for the division of our Board of Directors into three classes of directors, each serving staggered, three-year terms. The certificate further provides that any alteration, amendment or repeal of certain sections of the certificate relating to the election and classification of the Board of Directors, indemnification and the vote requirements for such amendments to the certificate requires the approval of the holders of at least two-thirds of the shares entitled to vote thereon. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of ITC/\DeltaCom.

     ITC/\DeltaCom is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

 . prior to that date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

 . upon consummation of the transaction that resulted in that person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares

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    outstanding, shares owned by certain directors or certain employee stock plans; or

 . on or after the date the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized by the affirmative vote, and not by the written consent, of at least two-thirds of the outstanding voting stock, excluding the stock owned by the interested stockholder.

A "business combination" includes a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, other than the corporation and any direct or indirect majority-owned subsidiary of the corporation, together with affiliates and associates, owns or, as an affiliate or associate, within three years prior, did own, 15% or more of the corporation's outstanding voting stock.

     The certificate of incorporation empowers our Board of Directors to redeem any of ITC/\DeltaCom's outstanding capital stock, at a price determined by the Board, which price shall be at least equal to the lesser of:

 . the fair market value as determined in accordance with the certificate of incorporation; or

 . in the case of a "Disqualified Holder," the lesser of fair market value or such holder's purchase price (if the stock was purchased within one year of such redemption) to the extent necessary to prevent the loss or secure the reinstatement of any license, operating authority or franchise from any governmental agency.

A "Disqualified Holder" is any holder of shares of stock of ITC/\DeltaCom whose holding of that stock may result in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by ITC/\DeltaCom or any of its subsidiaries to conduct any portion of the business of ITC/\DeltaCom or any of its subsidiaries. Under the Telecommunications Act of 1996, non-U.S. citizens or their representatives, foreign governments or their representatives, or corporations organized under the laws of a foreign country may not own, in the aggregate, more than 20% of a common carrier licensee or more than 25% of the parent of a common carrier licensee if the FCC determines that the public interest would be served by prohibiting such ownership. Additionally, the FCC's rules may under certain conditions limit the size of investments by foreign telecommunications carriers in U.S. international carriers.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Listing

     Our common stock is quoted on the Nasdaq National Market.

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Series A Preferred Stock

     Conversion rights. Holders of Series A Preferred Stock have the right, at any time after March 14, 2002, to convert each share of Series A Preferred Stock into one share of our common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and other specified events.

     Liquidation rights. In the event of any dissolution, liquidation or winding up of ITC/\DeltaCom, whether voluntary or involuntary, holders of Series A Preferred Stock will be entitled to receive a distribution of $7.40 per share, plus any dividends declared and unpaid, prior to any payment or distribution of assets to holders of our common stock. Holders of our common stock will then be entitled to any equivalent distribution of $7.40 per share, plus any dividends declared and unpaid, prior to any payment or distribution of assets to holders of our common stock. Holders of Series A Preferred Stock and our common stock will be entitled to share ratably in the distribution of any remaining assets of ITC/\DeltaCom, with holders of Series A Preferred Stock entitled to receive an amount equal to the distribution made in respect of the number of shares of common stock into which the Series A Preferred Stock is then convertible.

     Dividend rights. The holders of Series A Preferred Stock are entitled to receive, when, as and if declared by our Board of Directors out of funds legally available therefor, dividends in an amount per share of Series A Preferred Stock equal to the dividends payable on the number of shares of common stock into which one share of Series A Preferred Stock is then convertible. So long as any shares of Series A Preferred Stock are outstanding, no dividends may be declared or paid on any class or series of capital stock ranking on a parity with the Series A Preferred Stock as to dividends.

     No redemption rights. The Series A Preferred Stock is not subject to mandatory or optional redemption.

     Voting rights. Except as set forth in the following sentence, holders of Series A Preferred have no voting rights. The affirmative vote of holders of at least two-thirds of the shares of Series A Preferred Stock outstanding is necessary for:

 . the authorization or issuance of any class of stock ranking prior to the Series A Preferred Stock as to dividends or the distribution of assets upon dissolution, liquidation or winding up of ITC/\DeltaCom;

 .  an increase in the authorized or issued amount of Series A Preferred Stock;
    or

 . the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any provision of the certificate of incorporation that would affect any right, preference or voting power of the Series A Preferred Stock.

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